UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Team Health Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	(1)	Title of each class of securities to which transaction applies:
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This filing consists of a transcript of a video presentation that was made available by Team Health Holdings, Inc. to its employees on November 16, 2016.

TeamHealth Video Transcription

Voice over: In October, TeamHealth announced its intent to partner with Blackstone, a leading global asset manager. Why is the pending transaction good for TeamHealth… specifically TeamHealth clinicians? We asked Dr. Lynn Massingale, TeamHealth co-founder and Executive Chairman, for his perspective.

Graphic: What excites you about TeamHealth’s partnership with Blackstone?

Dr. Lynn Massingale: “I am excited about this transaction for lots of reasons. One is, having worked with Blackstone in the past, we found them to be good thought partners as Leif would say. And we also found them to be good capital partners. Second, with all the opportunities in healthcare right now it’s a really good time to be able to be broad-thinking and to be able to finance things if you decided to go down different paths. The third thing is that in working with Blackstone, we found them to be very supportive of what we were doing across the board, particularly related to clinical matters. Finally, I think right now is a good time for us to not be a public company—there are good times and bad times for that—and the public pressures right now of healthcare companies are very time consuming for the senior management team and they produce a lot of pressures on a quarter to quarter basis, and time we think is perhaps better to invest in the future and not have those same pressures.”

Graphic: What does this new partnership mean for TeamHealth clinicians?

Dr. Massingale: “First of all, while this transaction represents a change in ownership, it doesn’t represent a change in who we are and how we operate. Having worked with Blackstone in the past, we understand how they think, and they understand how we think, and we had a very good working relationship in the past. They were terrific about being very respectful of our culture. They spent a lot of time to understand our culture. They understood that in the final analysis, it’s the clinical care that drives this organization, and that’s our primary mission, providing terrific care. And, they made no attempt to impact that at all. Their expertise is in the business world and the financial world. They appreciate the expertise that is here, the clinical practice of medicine. It was an easy relationship in that regard. I think clinicians can rest easy that they will see no impact whatsoever from this as it relates to clinical practice.”

Graphic: What do you want Blackstone to know about TeamHealth clinicians?

Dr. Massingale: “I think the number one thing I want Blackstone to know about the clinicians is just an affirmation of what they learned back in those years when we worked together, and that is that these are terrific clinicians… doctors and nurses and advanced practice clinicians who are providing great care all across the country. If you look at our medical malpractice frequency as a lagging indicator for quality, we have a terrific track-record. If you look at the initiatives on patient safety and risk management, if you look at the PSO… everything about that is better than it was when they were here before, and it was terrific when they were here before.”

Graphic: For more information, visit: www.teamhealth.com/blackstone.

Forward Looking Statements

This communication contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations and businesses of Team Health Holdings, Inc. (the “Company”). Some of these statements can be identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “could,” “should,” “may,” “plan,” “project,” “predict” and similar expressions. The Company cautions readers of this communication that such “forward looking statements,” including without limitation, those relating to the Company’s future business prospects, revenue, working capital, professional liability expense, liquidity, capital needs, interest costs and income, wherever they occur in this communication or in other statements attributable to the Company, are necessarily estimates reflecting the judgment of the Company’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the “forward looking statements.”

Factors that could cause the Company’s actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; the effect of the announcement of the proposed merger on the Company’s relationships with its customers, operating results and business generally; the risk that the proposed merger will not be consummated in a timely manner; exceeding the expected costs of the merger; the current U.S. and global economic conditions; the current U.S. and state healthcare reform legislative initiatives; the Company’s exposure to financial risk under the BPCI program and other value based payment programs; the Company’s ability to find suitable acquisition candidates or successfully integrate completed acquisitions, including the Company’s acquisition of IPC Healthcare, Inc. (“IPC”); the Company’s ability to realize the expected benefits of the acquisition of IPC; the risk that the IPC acquisition disrupts current plans and operations and disrupts the Company’s relationship with payors, physicians and other healthcare professionals; the Company’s ability to realize the value of intangible assets, including goodwill, recognized in connection with the Company’s acquisitions; the effect and interpretation of current or future government regulation of the healthcare industry, and the Company’s ability to comply with these regulations; the Company’s exposure to billing investigations and audits by private payors and federal and state authorities, as well as auditing contractors for governmental programs; the Company’s exposure to professional liability lawsuits; the adequacy of the Company’s insurance reserves; the Company’s reliance on reimbursements by third-party payors, as well as payments by individuals; the impact of recent or potential federal and state legislation that restricts the Company’s ability to balance bill patients, or prescribes how potential out of network charges are calculated and reimbursed; change in rates or methods of government payments for the Company’s services; the general level of emergency department patient volumes at the Company’s clients’ facilities; the Company’s exposure to the financial risks associated with fee for service contracts; the Company’s ability to timely or accurately bill for services; the Company’s ability to timely enroll healthcare professionals in the Medicare program; a reclassification of independent contractor physicians by tax authorities; the concentration of a significant number of the Company’s programs in certain states, particularly Florida, Ohio, and Tennessee; any loss of or failure to renew contracts within the Military Health System Program, which are subject to a competitive bidding process; the Company’s exposure to litigation; fluctuations in the Company’s quarterly operating results, which could affect the Company’s ability to raise new capital for its business; effect on the Company’s revenues if it experiences a net loss of contracts; the Company’s ability to accurately assess the costs it will incur under new contracts; the Company’s ability to implement its business strategy and manage its growth effectively; the Company’s future capital needs and ability to raise capital when needed; the Company’s ability to successfully recruit and retain qualified healthcare professionals; enforceability of the Company’s non-competition and non-solicitation contractual arrangements with some affiliated physicians and professional corporations; the high level of competition in the Company’s industry; the Company’s dependence on numerous complex information systems and the Company’s ability to maintain these systems or implement new systems or any disruptions in the Company’s information systems; the Company’s ability to protect its proprietary technology and services; the Company’s loss of key personnel and/or ability to attract and retain highly qualified personnel; the Company’s ability to comply with privacy regulations regarding the use and disclosure of patient information; the Company’s ability to comply with federal or state anti-kickback laws; the Company’s ability to comply with federal and state physician self-referral laws and regulations or issuance of additional legislative restrictions; changes in existing laws or regulations, adverse judicial or administrative interpretations of these laws and regulations or enactment of new legislation; changes in accounting standards, rules and interpretations or inaccurate estimates or assumptions in the application of accounting policies and the impact on the Company’s financial statements; the Company’s exposure to a loss of contracts with its physicians or termination of relationships with its affiliated professional corporations in order to comply with antitrust laws; our substantial indebtedness and ability to incur substantially more debt; the Company’s ability to generate sufficient cash to service its debt; and restrictive covenants in its debt agreements, which may restrict the Company’s ability to pursue its business strategies and our ability to comply with them.

For a more detailed discussion of these factors, see the information under the caption “Risk Factors” herein and in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” herein and in the Company’s most recent Annual Report on Form 10-K filed on February 22, 2016.

The Company’s forward-looking statements speak only as of the date of this communication or as of the date they are made. The Company disclaims any intent or obligation to update any “forward looking statement” made in this communication to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Additional Information and Where to Find It

This filing may be deemed solicitation material in respect of the proposed acquisition of the Company by Blackstone. In connection with the proposed merger transaction, the Company will file with the SEC and furnish to the Company’s stockholders a proxy statement and other relevant documents. This filing does not constitute a solicitation of any vote or approval. Stockholders are urged to read the proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they will contain important information about the proposed merger.

Investors will be able to obtain free of charge the proxy statement and other documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, the proxy statement and our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 are available free of charge through our website at www.teamhealth.com. as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2015, in its definitive proxy statement filed with the SEC on Schedule 14A on April 11, 2016 and in its Current Report filed with the SEC on Form 8-K on September 6, 2016.